"A Voice for More Regulation — And a Cautionary Word Against"

The last several years my talks at this meeting have dealt with the condition of the economy and it’s impact on our industry.

This year - I want to focus on the Administration’s current proposals for Financial Regulatory Reform — and it’s likely impact on our company.

As we all know -
This nation's banks are one of the most heavily regulated industries in the country.

Bankers routinely comply with more than 6,000 pages of regulations intended to protect the safety and soundness of customer deposits and the banking system as a whole.

So you wouldn't expect a bank - or bankers - to come out in favor of more regulation.

Yet that's just what I am suggesting — up to a point.

We absolutely support the Obama administration's proposal to develop ways of handling the failure of a large financial institution - so it doesn't send shock waves throughout the economy.

And, - we want to get away from taxpayers having to prop up such an institution because someone thinks it's "too big to fail."

It's also important that we close the regulatory gaps that have allowed unregulated - and lightly regulated businesses – like mortgage brokers — to create the kind of problems that have recently devastated our economy.

However - there is one reform advocated by the administration that will do more harm than good — and that's the proposal for a new Consumer Financial Protection Agency, or (CFPA).

It's hard to argue against anything called "consumer protection."

Yet when you peel back the labels, - the CFPA would allow the government to decide what products the banks in our town can offer to our customers.

And, - it would add yet another agency in Washington - to send yet another set of examiners into our already over-regulated community bank.

Following the passage of the health-care bill, - financial regulatory reform is now the Obama administration’s top domestic legislative priority.

President Obama has met with congressional leaders from both parties to discuss such reform and to gain support for his plan.

Politically, this plan appears to be headed down the same road as the health-care plan.

The Senate Banking Committee approved its version of the reform legislation on March 22 by a 13-10 party-line vote, - and no Republicans have said they would support the measure.

We can expect to see more partisanship - as liberals, who are still smarting from enduring a series of compromises on health care reform and job legislation - seek an opportunity to reassert their power on what they characterize as “Wall Street Reform”

Thomas Carlyle, the 19th century Victorian essayist, unflatteringly described classical liberalism as “anarchy plus a constable.”  Carlyle clearly hated the system – but he described it accurately.

Liberals think it will be difficult for conservatives to mount a full-scale opposition to financial reform - particularly as voters near the midterm elections this fall.

Once again, this is all about politics - about incumbents fighting for their seats and getting re-elected.

The proposal to create Consumer Financial Protection Agency goes far beyond what its proponents are willing to reveal.

Under the guise of consolidating and coordinating enforcement of consumer protection laws - the proposal will instead create an enormous federal bureaucracy whose role is to substitute governments' financial preferences for individuals' preferences.

By micro-managing the design, marketing, delivery, and price of financial products - this new agency will replace individual choice and free market competition - with central government direction and controls.

Simply put - government officials – not consumers – will be designing and deciding what financial products consumers should have.

We believe that the government should focus on strengthening and improving the extensive system of existing regulations - and ensure strong oversight of lightly supervised non-bank lenders and their intermediaries.

To the contrary, we believe that the proposed Consumer Financial Protection Agency will most assuredly have undesirable consequences for consumers -

These negative consequences will include:

·	Designing a standard financial product for the “average” consumer, which may poorly serve some Americans - because they have other than “average” financial needs.

·	Certain products and services that are currently popular - will no longer be available for many consumers, as banks will only be allowed to offer the “standard” version approved by the Agency.

·	Requiring "standard" products will result in far fewer choices for consumers - because "alternative" products will expose financial entities to additional regulatory actions, such as:

o	Second-guessing by the new agency, including mandatory after-the-fact changes in provisions, terms, rates, and features;
o	New examinations, reports and inquiries;

o	Elaborate new disclosures;
o	Potential penalties, including fines, rewriting or rescission of contracts, refunds, and limitations on business activities;
o	Enforcement by state attorneys general;
o	Possible lawsuits.

The proposed agency will result in a huge new bureaucracy that consumers will ultimately pay for – and here’s why;

·	The proposal gives the new agency primary authority to enforce (or eliminate) existing rules - and exclusive authority to write new rules.

·
The proposal gives the agency the power to examine and require reporting from a broad variety of businesses that offer financial products or services – whether they are inside or outside the jurisdiction of the federal banking agencies.

·	The costs for funding such an agency - tasked with designing standard government financial products, and regulating countless businesses would be enormous.
These costs will be borne by fees imposed on financial entities, and of course, ultimately be passed on to consumers;

The net result will be that consumers will end up paying for this huge new agency, which will surely cost multiple billions of dollars each year.

The proposed agency will have a significant negative impact on community banks like ours.

·	Keep in mind - thousands of community banks across the country never made one subprime loan - and are not responsible for the current crisis.

·	Mandating that financial institutions offer government-designed products will result in competitive disadvantages for community banks.

This is because:

o	Departing from the menu of government-designed products will be risky and costly, making it very difficult – if not impossible for banks like ours – to offer them.

o	Large financial institutions have greater economies of scale and will be much better situated to absorb these increased costs and risks.

o	Increased regulatory costs - and unequal competition from large institutions - will ultimately drive already over regulated community banks out of the business of offering these "standard" products.

·
Community banks have always enjoyed the advantage of tailoring their products to meet the needs of their local customers - such tailoring of products will be severely discouraged by the proposed new agency.

·	The administration’s proposal essentially separates regulation of the financial integrity and health of financial entities - from regulation of the products and services they offer.

What the administration has proposed - quite literally puts one agency in charge of bank safety and another in charge of consumer protection.

We believe this strategy to be flawed.

·	It is important to remember that one person's deposit is another person's loan.

It is folly to try to regulate deposits and loans separately from the business judgments that allow banks to intermediate between them.

Ultimately, the two are inextricably linked and reliant upon each other.
It is a recipe for chaos in the marketplace because consumer protection and financial integrity are two sides of the same coin.

Consider, for example, the rules that govern how long banks can hold a customer's check before making the deposited funds available.

Of course, customers would like the shortest possible hold times.

But this desire needs to be balanced with complex operational issues related to check clearing - and potential fraud.

In this instance it makes no sense to separate consumer rules from other banking rules.

·
Separating consumer protection from safety and soundness will surely result in each regulator only having part of the information – and will consequently lead to contradictory goals with no resolution mechanism for solving conflicts

Banks will find themselves in the untenable position of having to violate one regulation or another – and pay the price for doing so.

·
We know that historically, separating oversight of the safety and soundness of Fannie Mae and Freddie Mac - from their mission – contributed significantly to their inadequate supervision and ultimately their downfall.

The proposed agency does not address the root causes of the current financial problems

·	This proposal defers to the states as the first line of defense – and, in reality, adds little to their enforcement.

It ignores the fact that the states have always had the authority to more stringently regulate non-bank lenders – which were primary contributors to the recent financial crisis – but historically the states simply failed to adequately regulate them.

·
The SEC – which failed to regulate Bernie Madoff, - choosing to ignore evidence brought to its attention - is left intact - and the products and services offered by investment houses are not brought within the new agency's jurisdiction.

·	Insurance products are exempted from the oversight of this new agency - as if the insurance industry is not a part of the financial community – we all remember AIG!

The fact is the proposed agency does not address the root causes of the current financial problem.

Traditional banks like ours did not sell the toxic mortgages that led to the housing bust - and subsequently a recession.

And we're not AIG or Bear Stearns or Lehman Brothers - none of which - by the way - were banks.

F&M Trust has served our neighbors, families, and local businesses for 104 years.

We are here for our community.

And we actually represent the solution to this financial crisis - because we're the ones who are still lending.

Just as it would be a mistake for government to micro-manage how your physician practices medicine, it would also be a mistake to micro-manage the very institutions that had nothing to do with creating this recession.

We can’t renew our economy by throwing traditional banks under the bus.

More red tape isn't going to bind up the nation's wounds. It's going to strangle the one part of the economy that is still lending - helping grow small businesses - promoting home ownership - and supporting consumer spending.

We are the key to economic growth and job creation.

We know our communities better than any Washington bureaucrat ever will.

The notion that Washington can dictate what financial products we must offer is contrary to everything we know about good business and good government.

Piling on more rules and statutes will not produce something different than it has in the past.

Reliance on affirmative principles of truth-telling in accounting statements, and a duty of care is preferable.

Deregulation is not some kind of libertarian mantra but an absolute necessity if we are to exit the current crisis.

Banks like ours are intensively regulated and federally insured financial institutions - dedicated to serving our customers and growing our communities.

We are a true “community bank” because we're part of the good things that happen here in the Cumberland Valley.

So as Congress rushes to pass financial reform legislation before the upcoming elections, I'm asking all of us to think about the consequences that some of these reforms would have.

The good and the bad.

I encourage you to contact your Congressional Representatives to let them know where you stand on this issue.

And I hope all of us - - - especially Congress and the current administration - - -  will remember one of the lessons learned in this financial crisis.

If something sounds too good to be true, it probably is.

At this time, I’d like to turn it over to our president, Bill Snell, for details on our company’s 2009 results and plans for 2010 . . . Bill